Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-104222 and 333-53331) pertaining to the Trammell Crow Company Retirement Savings Plan of our report dated June 22, 2005, with respect to the financial statements and schedule of the Trammell Crow Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Dallas, Texas
June 22, 2005